UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2014

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1910	BALTIMORE GAS AND ELECTRIC COMPANY (a Maryland corporation) 2 Center Plaza 110 West Fayette Street Baltimore, Maryland 21201 (410) 234-5000	52-0280210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately, Carim Khouzami, Senior Vice President, Treasurer and Chief Financial Officer of Baltimore Gas and Electric Company (BGE), has been named the Chief Integration Officer for the pending acquisition by Exelon Corporation (Exelon) of Pepco Holdings, Inc. On May 12, 2014, the Board of Directors of BGE elected Mr. David M. Vahos, BGE’s Vice President and Controller, to serve as BGE’s interim Treasurer and Chief Financial Officer. Mr. Vahos will continue to serve as BGE’s Controller until his successor is named. Mr. Vahos, 42, has served as Vice President and Controller of BGE since 2012. Previously he was Executive Director, Audit, for Constellation Energy Group, Inc. from 2010 to 2012 and Director, Finance, of BGE from 2006 to 2010.

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon or BGE. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Neither Exelon nor BGE undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIMORE GAS AND ELECTRIC COMPANY

/S/ David M. Vahos
David M. Vahos
Vice President, Controller, Chief Financial Officer and Treasurer
Baltimore Gas and Electric Company

May 16, 2014

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